Agreement on Line of Credit

No. 2008 Zhen Zhong Yin Bu E Xie Zi No. 050203

Party A: Shenzhen Highpower Technology Co., Ltd.
Business License No.:
Legal representative/principal: Pan Dangyu
Domicile: A2 Block, Luoshan Industrial Park, Pinghu Town, Luogang District, Shenzhen
Postal Code: 518111
Opening financial institution & account: Bank of China, Pinghu Subbranch,
Tel.: 89686236	Fax: 89686298

Party B: Bank of China Limited, Shenzhen Buji Subbranch
Legal representative/Principal: Jiang Guoliang
Domicile: No. 108, Buji Road, Buji Town, Longgang District, Shenzhen
Postal Code: 518112
Tel.: 28274825	Fax: 28270847

Party A and Party B, in light of developing friendly and mutual benefit cooperation relationship, reached the following agreement through negotiation pursuant to principles of voluntariness, equality, mutual benefit and good faith.

Article 1: Scope of business

Party B will provide Party A the line of credit as agreed in the Agreement. Party A may, subject to the preconditions as agreed herein and in relevant single agreement, apply to Party B for revolving use, adjustment or one-time use of the line of credit for the purpose of RMB short-term loan, foreign currency short-term loan, trade financing, Letter of Guarantee, funding business and other credit business (collectively referred to as “single loan business”).

Trade financing, as mentioned herein, includes opening international L/C, opening domestic L/C, import bill advance, lading guarantee, packing credit, export bill advance, discounting acceptance draft under time L/C, buyer bill advance for domestic L/C, seller bill advance for domestic L/C, negotiation of domestic L/C and other international and domestic trade financing businesses.

Article 2: Types and Sum of Line of Credit

Party B agrees to provide the following line of credit to Party A:

Currency: RMB

Sum: (in words) thirty-six million three hundred and sixty thousand Yuan (in figures) RMB36,360,000.000

The detailed types and sum are as follows:

1.  Line of trade financing: RMB36,360,000.000 (in words: thirty-six million three hundred and sixty thousand Yuan), which includes:

(1) Factoring line of credit: RMB1,360,000.00 (in words: one million, three hundred and sixty thousand Yuan)

(2) Line of credit for opening domestic L/C (incl. buyer bill advance): RMB35,000,000.00 (in words: thirty-five million Yuan)

Article 3: Use of the line of credit

1.  Within the use period of the line of credit as agreed in the agreement, Party A may, without exceeding the scope of line regarding respective single loan business as agreed herein, use the respective line of credit by the following (1) manner:

(1) Revolving use: the detailed types of line of credit are factoring line of credit and line of credit for opening domestic L/C (incl. buyer bill advance).

(2) One-time use: the detailed types of line of credit are:        /                     .

In case Party A intends to adjust the use of line of loan of credit as agreed in Article 1, it shall apply to Party B in written form, subsequent to which Party B shall determine whether or not grant and the details of the adjustment and inform Party A in written form accordingly.

2.  As of the effective date of the Agreement, the balance of credit based on Agreement on Line of Credit or similar agreement and single agreement thereof previously effective shall be deemed the credit generated hereunder.

In which, the balance of credit in the line of credit shall be deemed the line of credit hereunder.

3.  Unless otherwise agreed, the following businesses shall not be incorporated into the line of credit:

(1)  Export bill advance where the L/C is consistent with documents;

(2)  Bill advance or financing based on the export L/C acceptable by Party B and accepted/ honored/ confirmed for payment/ confirmed by the opening bank or confirming house, or based on the bill of exchange or sum under domestic L/C;

(3)  Where Party A would provide deposit, national debt, or deposit receipt issued by Party B, or the acceptance bill, letter of guarantee and standing L/C acceptable to Party B, the sum of credit corresponding to the said guarantee will not be incorporated into the line of credit;

(4)
(…) Other businesses not incorporated into the line of credit otherwise confirmed by both parties in written form.

Though the said items will not be incorporated into the line of credit, the business agreements thereof shall still constitute the single agreement hereunder and the integral part hereof and shall be bound by the Agreement hereof, unless otherwise agreed in the said business agreements.

Article 4: Agreements Executed in Single Loan Business

Party A shall, in case of applying to Party B for the single loan business hereunder, submit respective application and/or execute respective contract/agreement (collectively referred to as “single agreement”) with Party B.

Article 5: Use period of the line of credit

The use period of the line of credit as stated in Article 2 hereof shall be from the effective date of the Agreement to 20 November 2009.

At the expiration of the aforesaid use period, where Party B provides the line of credit to Party A through negotiation, both parties may execute supplemental agreement in written form, define clearly the new line of credit and use period etc. The said supplemental agreement shall constitute integral part of the Agreement hereof, and any items uncovered in supplemental agreement shall be subject to provisions herein. The supplemental agreement shall be of the equal force and effect as of the Agreement hereof.

Expiration of the use period as aforementioned shall not influence the force and effect of the Agreement and shall not constitute the cause of terminating the Agreement. Single loan business executed between Party A and Party B in light of the Agreement will be performed as per the agreements in the Agreement and in relevant single agreement. Any rights and obligations already generated shall be performed completely.

Article 6: Preconditions for single loan business

Party A shall comply with the following conditions regarding single loan business as required by Party B:

1.  Reserve for Party B relevant Company file, document, seal, namelist of relevant staff, specimen signature relevant to the Agreement and single agreement, and fill in relevant certificates;

2.  Open the account required by single loan business;

3.  The guarantee agreed in the Agreement and single agreement has been effectively established;

4.  Other preconditions required of the single business agreed in single business agreement;

5.   Other conditions to be met by Party A deemed necessary by Party B.

Article 7: Guarantee

With respect to the liabilities of Party A to Party B arising from the Agreement and any single agreements, both parties agree to guarantee the liabilities by the following methods:

(1) Springpower Technology (Shenzhen) Co., Ltd will, subject to 2008 Zhen Zhong Yin Bu Bao Xie Zi No. 050203 Contract on Maximum Guarantee, provide the maximum guarantee and sign corresponding Contract on Maximum Guarantee;

(2) Pan Dangyu will, subject to 2008 Zhen Zhong Yin Bu Bao Xie Zi No. 050203A Contract on Maximum Guarantee, provide the maximum guarantee and sign corresponding Contract on Maximum Guarantee;

(3) Li Wenliang will, subject to 2008 Zhen Zhong Yin Bu Bao Xie Zi No. 050203B Contract on Maximum Guarantee, provide the maximum guarantee and sign corresponding Contract on Maximum Guarantee;

(4) Ma Wenwei will, subject to 2008 Zhen Zhong Yin Bu Bao Xie Zi No. 050203C Contract on Maximum Guarantee, provide the maximum guarantee and sign corresponding Contract on Maximum Guarantee;

Maximum pledge:

(1) /   will provide the maximum pledge and sign corresponding Contract on Maximum Pledge.

(2) /   will provide the maximum pledge and sign corresponding Contract on Maximum Pledge.

The guarantee contract shall be signed corresponding to the detailed loan business agreement in case single loan business is to be provided.

In case of any events occurred to Party A or the guarantor which is deemed to be influencing the performance capacity of Party A or the guarantor, or in case the guarantee contract turns to invalid, is cancelled or rescinded, or in case Party A or the guarantor seriously deteriorates in the financial position or is involved in significant litigation or arbitration cases or any other conditions which may influence its performance capacity hereunder, or in case the guarantor breaches the guarantee contract or any other contract executed between Party B, or in case the collateral is depreciated, damaged, lost or sealed which weakens or eliminates the guarantee value, Party B shall have the right to require Party A and Party A shall be obligated to provide new guarantee, to change guarantor etc to guarantee the liabilities hereunder.

Article 8: Representations and commitments

Party A represents as follows:

1.  Party A is lawfully registered and existed and of the full capacity for private rights and the full capacity for civil acts as needed for the execution and performance of the Agreement;

2.  Executing and performing the Agreement and single agreements shall be the declaration of Party A's true intention with legal and valid authorization in accordance with the articles of association or other internal management document. Execution and performance of the Agreement and single agreements will not breach any agreement, contract or other legal documents binding Party A. Party A has acquired or will acquire all relevant approvals, permissions, filings or registrations needed by the execution and performance of the Agreement;

3.  All documents, financial statements, certificates and other materials provided by Party A hereunder and under any single agreement shall be true, complete, accurate and valid;

4.  The background of the transaction hereunder shall be true and legal, which will not be used for illegal purposes like money laundering etc;

5.  Party A did not conceal from Party B any event which may influence the financial position and performance capacity of itself and the guarantor.

Party A makes the commitment as follows:

1.  Party A will submit the financial statements (including but not limited to annual statements, quarterly statements and monthly statements) on a regular basis or in a timely manner as required;

2.  Party A will accept and cooperate with Party A’s inspection and monitor over the use condition of the line of credit and relevant production and operation, financial activities;

3.  In case Party A executes with the guarantor hereunder any counter-guarantee contract or similar contract, it shall not impair any rights of Party B hereunder;

4.  In case of any conditions which may influence the financial position and performance capacity of Party A or the guarantor hereunder, including but not limited to the split-up, merging, pooling, joint venture with foreign investors, cooperation, contract operation, reconstruction, transformation, planning for listing etc of its business manner in any form, reduction of registered capital, significant asset or equity transfer, bearing of significant indebtedness, setup of new significant liability on the collateral, seal-up of the collateral, wind-up, revocation or (being applied) application for bankruptcy etc, or engaging in any significant litigation or arbitration cases, Party A shall timely inform Party B;

5.  Party A agrees to follow Party B’s relevant regulations and business practices regarding any items not covered in the Agreement and in any single agreement.

Article 9: Internal related transaction and disclosure thereof in Party A’s Group

Both parties agreed to follow the item 1 as mentioned hereunder:

1.  Party A did not fall into the customer group as determined in Guidelines for the Risk Management by Commercial Banks for Granting Credit to Customer Groups (“Guidelines”);

2.  Party A falls into the category of customer group as defined by Party B in compliance with Guidelines. Party A shall, subject to provisions of Article 17 of Guidelines, timely report to Party B the conditions of any related transaction over 10% of Party A’s net assets, including the related relation of parties concerned, transaction items, transaction nature, sum or respective ratio, pricing policies (incl. transaction without any sum or with only symbolic sum).

Article 10: Defaults and treatment

Any of the following conditions shall constitute or be deemed as the default of Party A hereunder or under any single agreement:

1.  Party A fails to perform the payment and settlement obligations to Party B as agreed in the Agreement and single agreement;

2.  Party A fails to use the funds acquired for agreed purposes as stated in the Agreement and single agreement;

3.  The representations made by Party A in the Agreement and single agreement were untrue or breached the commitment of Party B in the Agreement and single agreement.

4.  In case of the condition provided in Article 8, item 2 (4) which is deemed by Party B as influencing Party A’s financial position and performance capacity, or influencing the guarantor’s financial position and performance capacity, while Party A fails to provide new guarantee and replace guarantor as agreed in the Agreement.

5.  Party A terminates the business or is engaged in any wind-up, cancellation or bankruptcy issues.

6.  Party A breaches any other agreements regarding involving party's obligations in the Contract or in single agreement.

7.  Party A was engaged in any default issues under any other contract with Party B or other organizations under Bank of China Limited;

8.  The guarantor breaches the agreement in guarantee contract, or is engaged in any default issues under any other contract with Party B or other organizations under Bank of China Limited.

Party B shall, according to the actual situation, have the right to take the following measures jointly or respectively regarding the aforesaid default issues:

1.  Require Party A and the guarantor to correct the default action within required duration;

2.  Reduce, suspend or terminate in whole or in part the line of credit to Party B;

3.  Suspend or terminate in whole or in part any business application of Party A under the Agreement, single agreement or any other agreement between Party A and Party B; suspend or terminate in whole or in part the issuance and handling of any loan not issued, any trading financing business and letter of guarantee business not handled;

4.  Declare that the loan, trade financing sum, principal and interest of advanced sum for letter of guarantee not repaid and other payables under the Agreement, single agreement or any other agreement between Party A and Party B shall be in whole or in part be mature immediately;

5.  Terminate or cancel the Agreement, terminate or cancel single agreements and other agreements between Party A and Party B in whole or in part;

6.  Require Party A to indemnify the losses caused to Party B thereby;

7.  With prior or after notice, deduct the sum in the account opened in Party B to discharge all or part liabilities of Party B attributable to Party A. Any premature sum in the account shall be deemed mature in advance. Where the currency of the account is different from the pricing currency of Party B’s business, the settlement exchange rate applicable to Party B at the time of deduction shall be followed for the translation;

8.  Exercise the security interest;

9.  Require the guarantor to undertake the guarantee responsibility;

10.  Party A promises that, within the effective period of the Agreement, the total line of credit (which may be extended to total amount of exposed credit) in all banks shall not exceed RMB140 million, or else Party B shall have the right to suspend the credit;

11.  Any other measures deemed necessary by Party B.

Article 11: Rights reservation

Any party’s failure in performing the rights under the Agreement, single agreement in whole or in part or in requiring the other party to perform and undertake partial or whole liabilities and obligations shall not constitute the waiver of the rights or release of the liabilities or obligations.

Any party’s allowance or extension to the other party or delay in performing the rights under the Agreement or single agreement shall not affect any of its rights under the Agreement, single agreement, laws or regulations and shall not be deemed as the waiver of the rights.

Article 12: Modification, alteration, termination and partial invalidity

The Agreement may be subject to modification or alteration with both parties’ negotiation and consensus, and any modification or alteration made thereby shall constitute integral part of the Agreement.

Unless otherwise provided by laws or regulations or otherwise agreed by both parties concerned, the Agreement shall not be terminated prior to the complete performance of the rights and obligations hereunder and under single agreement.

Unless otherwise provided by laws or regulations or otherwise agreed by both parties concerned, the invalidity of any provisions herein shall not influence the validity of any other provisions herein.

Article 13: Applicable laws and dispute settlement

Unless otherwise agreed by parties concerned, the Agreement and single agreement shall be governed by laws of the People’s Republic of China.

Unless otherwise agreed by parties concerned, upon the coming into force of the Agreement and single agreement, any and all disputes arising from or in connection with the execution and performance of the Agreement and single agreement shall be subject to negotiation between both parties, failing which any party hereto may solve the dispute under question by the 2 manner mentioned below:

1.  Submit to     /        arbitration committee for arbitration.

2.  Appeal to the people's court in the place where Party B resides or where any other organizations under Bank of China Limited performing rights and undertaking obligations under the Agreement or single agreement reside.

3.  Appeal to the people’s court with jurisdiction.

During the dispute settlement period, any other articles not affected by the dispute shall be performed as well.

Article 14: Expense

Unless otherwise provided for by law or otherwise agreed by both parties, the expenses (incl. attorney fee) for concluding, performing and dispute settling of the Agreement and single agreement shall be borne by Party A.

Article 15: Attachments

The following attachments and any other attachments and single agreements jointly confirmed by both parties shall constitute integral part of the Agreement and be of the same force and effect with the Agreement.

Attachment 7: Opening of Domestic L/C.
Attachment 9: Buyer Bill Advance of Domestic L/C.
Attachment 12:       /            ..

Article 16: Other provisions

1.  Party A, without the consent of Party B in written, shall not assign any rights and obligations hereunder or under any single agreement to any third party.

2.  In case Party B shall, as required by business, entrust other organizations under Bank of China Limited to exercise the rights and undertake obligations under the Agreement and single agreement, Party A shall agree with the arrangement. Other organizations under Bank of China Limited as authorized by Party B shall have the right to exercise all rights under the Agreement and single agreement and shall have the right to appeal to the people’s court or to arbitration institution for any dispute under the Agreement or single agreement.

3.  The Agreement shall be binding upon both parties and successors and assignees legally generated of both parties without affecting any other provisions herein and in single agreement.

4.  Unless otherwise agreed, domicile designated by both parties herein shall be the address of both parties for communication. Both parties commit to inform the other party in written form in case of changing the said domicile.

5.  Headings and business names as mentioned herein shall be used only for the convenience of reference, which shall not be regarded as the interpretation of provisions contained herein or rights and obligations of parties hereto.

6.  Party A commits to take Party B as the secondary mortgagee upon acquiring the property right certificate of Lilang Production Base.

7.  Party A commits that it will take the settlement account opened in Party B as the main account of recovering sales proceeds, and the relevant deposit and settlement sum therein shall not be less than the credit tranche granted to Party A by Party B.

8.  Party A commits that it shall inform Party B in written form and shall obtain the consent of Party B prior to applying for any credit from other commercial banks, otherwise Party B shall have the right to terminate the credit.

Article 17: Effectiveness

The Agreement shall come into force with the signature of both parties’ legal representatives, principals or authorized signatories and with both parties’ official seals.

The Agreement shall be made in sextuplicate, out of which Party A shall hold one, Party B shall hold two , the Guarantor shall hold two and the pledge registration authority shall hold one. The six originals shall be of the same force.

Party A: Shenzhen Highpower Technology Co., Ltd.
Signatory: /s/ Pan Dang Yu          (Official Seal)
28 November 2008

Party B: Bank of China Limited, Shenzhen Buji Subbranch
Signatory: /s/ jiang Guo Liang          (Official Seal)
28 November 2008

Attachment 7: For Opening of Domestic L/C

1.  Where there is any difference between the Attachment and the Agreement, the Attachment shall be applied.

2.  Preconditions agreed in the Agreement shall be met in case Party A applies to Party B for opening domestic L/C.

3.      Party A undertakes the following responsibilities irrevocably:

(1)  Party A is willing to comply with Rules for the Settlement of Domestic Letter of Credit and relevant national regulations, agrees that Party B will go through all issues under the L/C based on the Rules for the Settlement of Domestic Letter of Credit and relevant national regulations and agrees to bear all responsibilities thus generated.

(2)      Party A guarantees that all materials provided to Party B for opening the L/C shall be true, complete and valid, and that the L/C to be opened shall be based upon actual transaction. Party A agrees to bear all responsibilities for the provision of any false and/or incomplete and/or invalid materials to Party B and/or for the lack of actual transaction background for the L/C to be opened.

(3)      Prior to paying the sum of L/C to Party B by Party A, Party A commits that the title to the goods shall be attributable to Party B in case the goods under L/C is subject to actual control of Party A.

(4)      Party A shall bear all effects arising from the unclear or ambiguous application letter.

4.     Opening and Modification of domestic L/C

(1) In case Party B accepts Party A’s application for opening domestic L/C, it shall issue domestic L/C according to Application Letter for Opening Domestic L/C submitted by Party A, while the detailed content shall be subject to the domestic L/C issued by Party B.

(2) Party’s requirement of submitting documents or files such as trade contracts etc relating to the opening of domestic L/C shall not be interpreted as Party’s obligation to issue the domestic L/C subject to the said documents or files.

(3) In case Party A intends to modify domestic L/C, it shall submit Application Letter for the Modification of Domestic L/C to Party B. Party A agrees that Party B will go through the modification issues of domestic L/C in compliance with Rules for the Settlement of Domestic Letter of Credit and agrees to undertake the liabilities and responsibilities thus generated. The Application Letter for the Modification of Domestic L/C shall, upon issuance, be binding upon Party A.

(4) Party B shall have the independent discretion regarding the modification of domestic L/C, it shall have the right to reject the modification application letter of Party A and the right to propose the modification content. In case the modification of domestic L/C involves sum and period etc. which is deemed by Party B to increase the obligation of the guarantor, Party B shall be entitled to require Party A to increase deposit, and/or require Party A to obtain the signature and agreement of the guarantee in the Application Letter for the Modification of Domestic L/C, or else Party B shall have the right to reject the modification application of Party A.

(5) Modification of domestic L/C shall not modify other rights and obligations of Party A in the Agreement and the Attachment.

(6) Content relating to domestic L/C in the Application Letter for the Opening of Domestic Letter of Credit and the Application Letter for the Modification of Domestic L/C shall be filled in Chinese, and all responsibilities generated due to the ambiguity caused by the unclear writing or ambiguous wording in application letter shall be borne by Party A.

(7) Party A shall pay all expenses (incl. relevant banking fees refused by the beneficiary of the L/C) arising from the opening and modification of domestic L/C in a timely manner, the charging method shall be subject to Party B’ rules.

5.  Payment under domestic L/C

(1) Within the valid period of domestic L/C, Party A shall, upon receiving Party A’s notice about documents received, inform Party B within agreed period in the notice the method of processing documents; or else it shall deemed that Party A holds no rejection opinions about the documents and agrees Party B to pay/commit for payment; in case Party A inform Party B within agreed period in the notice to receive documents, and Party B agrees with Party A’s document handling opinions, Party B may pay the sum/commit to pay the sum concerned. Party A shall deposit payable sum as agreed in Application Letter for Opening Domestic Letter of Credit.
In case Party A informs Party B to receive documents yet Party B disagrees with Party A’s document handling opinions, Party B shall have the right to determine at its own discretion whether or not reject the payment solely in light of documents; where Party A agrees to provide sufficient deposit or other payment guarantee to Party B, Party B shall have the right to determine whether to release the right of reject or not according to actual situations or whether to reserve the right of rejection at its own discretion.

(2) In case Party A deems any discrepancy existed in documents and request to reject the payment/ commitment of payment within agreed period in notice, it shall list discrepancies all at once and shall submit the Cause for Rejection of Demand in duplicate stamped with Party A’s reserved seal. Party B shall have the right to deem discrepancies listed in the Cause for Rejection of Demand as all discrepancies proposed by Party A regarding documents. Party B may reject the payment in case it agrees with Party A for discrepancies proposed, while Party B shall have the right to determine the payment/commitment of payment in case it deems, according to review subject to practices, the discrepancies listed by Party A can not hold water, or the discrepancies listed are immaterial discrepancies which can not lead to reject of payment, subsequent to which Party B may pay the sum by the payable sum deposited by Party A, all obligations and responsibilities arisen thereby shall be undertaken by Party A.

(3) In case the payable sum deposited by Party A hereunder is sufficient and thereby Party B advances for Party A the sum payable, it shall constitute, upon the payment of the sum, Party A’s liability to Party B under the Agreement and the Attachment.

6.  Supplemental agreement

In addition to the content agreed in the Agreement, Party A hereby makes the following supplemental commitment to Party B regarding the business under the Attachment:

(1) Upon the issuance of domestic letter of credit, Party A shall immediately inform Party B in written form in case of any modification made to trade contracts which relates to the domestic letter of credit;
(2) With respect to delayed payment confirmed by Party B, Party A shall not request Party B to suspend the payment for any cause and shall waive the right, as required by laws, regulations and rules, to apply to the people’s court for freezing the sum under domestic letter of credit or the right to appeal to the people’s court for suspending the sum under domestic letter of credit;
(3) The risk of missing, delaying, omitting or damaging correspondence or documents under domestic letter of credit in mail delivery, telecommunication delivery or other delivery and the risk of using third party service by Party B shall be borne by Party A.

7.  Any other issues under the Attachment shall be subject to the agreement in the Application Letter for Opening Domestic Letter of Credit and Application Letter for Modification of Domestic Letter of Credit.

Attachment 9: Buyer Bill Advance of Domestic L/C

1. Where there is any difference between the Attachment and the Agreement, the Attachment shall be applied.

2. Buyer bill advance refers to that Party B will, upon receiving documents from negotiation bank or remitting bank, will grant Party A short-term finance with Party A’s requirement to pay the sum subject to the documents.

3. Preconditions of bill advance:

(1) The preconditions agreed in the Agreement shall be met for Party A’s application of buyer bill advance with Party B.

(2) The letter of credit shall indicate the Rules for Settlement of Domestic Letter of Credit issued by the People’s Republic of China or the updated version thereof with the form and content reviewed and approved by Party B.

4. Party B’s application for bill advance

Party A shall submit the Application for Bill Advance under Domestic Letter of Credit for each application of bill advance business (“transaction”).

Every transaction hereunder shall be interdependent, which shall be in compliance with the Attachment, relevant Letter of Credit and Party A’s application.

5. Payment

Upon meeting preconditions for bill advance, Party B will accept Party A’s application for buyer bill advance, while Party B shall, subject to the sum agreed in Application for Bill Advance under Domestic Letter of Credit acceptable by it, pay the sum under L/C on behalf of Party A.

Relevant issues including period of bill advance etc shall be subject to the Application for Bill Advance under Domestic Letter of Credit aforementioned.

6. Party A acknowledges hereby that:

(1) Party B shall be entitled to dispose of the complete set of documents/goods under buyer bill advance or any other security interest or interest in property attributable to it by any applicable laws and regulations. In case the right of disposing of the complete set of documents/goods under buyer bill advance shall be attributing to Party A in accordance with applicable laws and regulations or the judgment of any people's court or arbitration institution with jurisdiction, Party A agrees that within the largest extent as permitted by applicable laws and regulations it will transfer the right to Party B and acknowledge any actions and omission of Party A in disposing of the documents/goods. In case the right of disposing of the complete set of documents/goods under buyer bill advance shall be attributing to Party B in accordance with applicable laws and regulations or the judgment of any people's court or arbitration institution with jurisdiction, Party B will reserve the right until the complete discharge by Party A of the bill advance financing surrendered by Party B.

(2) Party A, as Party B’s assignee, applies to Party B for holding documents/goods and repay the bill advance financing by Party B through sales proceeds, which include but not limited to, on behalf of Party B, keeping relevant documents, going through the warehousing, storage, transport, processing, sales and insurance etc of the goods under the documents, keep the sales proceeds or deposit the sales proceeds in the account designated by Party B. Party A shall indicate the status hereunder when selling goods to third party.

(3) All expenses (including but not limited to insurance, warehousing, storage, port fee etc) arising from goods under Party A’s custody shall be borne by Party A; Party A commits to insure the goods against all possible risks a the market value of the goods, list Party B as the insured in the original insurance certificate and present original insurance certificate to Party B for safekeeping. Party B shall have the right to claim against insurance company in case of losses to insured goods.

(4) Without Party B’s permission, Party A shall not dispose of the goods through delayed payment, payment in non-monetary manner or at the price lower than market price. Party A shall not pledge or mortgage the goods to any party or set the goods bound by any lien. Upon Party B’s demand, Party A shall submit to Party B the details of the account of the goods, any sales revenue or any sales contract relating to the goods; Party B shall be entitled to inspect the actual condition of the goods in warehouse or occupy the goods again.

7. Supplemental commitment

In addition to the content agreed in the Agreement, Party A shall make the following supplemental commitment to Party B regarding the business under the Attachment:

Party A commits that the sales proceeds under the domestic letter of credit shall be used for the repayment of the financing for Party A surrendered by Party A.

8. Any other detailed issues relating to the business under the Attachment shall be subject to the agreement contained in the Application for the Buyer Bill Advance under Domestic L/C.